CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Independent Auditors" in the Endeavor Series Trust Preliminary Prospectus and "Financial Statements" in the Endeavor Series Trust Statement of Additional Information in Post-Effective Amendment No. 18 to the Registration Statement (Form N-1A, No. 33-27352) dated July 18, 1997.

We also consent to the incorporation by reference therein of our report dated February 10, 1997, with respect to the financial statements and financial highlights of Endeavor Series Trust in the Form N-1A.


                                                              ERNST & YOUNG LLP


Boston, Massachusetts
July 17, 1997